UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2005

ATLAS AMERICA, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-32169	51-0404430

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

    311 Rouser Road, Moon Township, PA 15108
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 412-262-2830

                                              N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communication pursuant to Rule 425 under the Securities Act

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.01. Changes in Control of Registrant

On June 30, 2005, Resource America, Inc. (“Resource”) completed the spin-off of Atlas America, Inc. (“Atlas”) from Resource by distributing (the “Equity Distribution”) Resource’s remaining equity interest in Atlas to Resource’s shareholders of record as of June 24, 2005 (the “Record Date”). Before the distribution, Resource held approximately 80.2% of the outstanding common stock of Atlas. In the Equity Distribution, Resource distributed .59367 of a share of Atlas’ common stock for each outstanding share of Resource common stock owned by Resource shareholders on the Record Date. Resource will deliver cash in lieu of fractional share interests. The distribution is structured to be free of federal income tax to Resource shareholders (other than with respect to any cash received in lieu of fractional shares). After the distribution, Resource holds no shares of Atlas common stock.

Item 7.01. Regulation FD Disclosure

On June 30, 2005, Atlas issued a press release to announce the completion of Resource’s distribution of Atlas’ common stock to Resource’s shareholders. A copy of Atlas’ press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

       (c)        Exhibits.

                    The following exhibit is furnished as part of this report:

                     99.1      Press release issued by Atlas on June 30, 2005 announcing completion of the spin-off

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLAS AMERICA, INC.

By: /s/ Michael S. Yecies

Name: Michael S. Yecies
Date: July 5, 2005	Title: Secretary